Exhibit 31.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Ron Cohen, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of Acorda Therapeutics, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 20, 2011

/s/ Ron Cohen
Ron Cohen Chief Executive Officer (Principal Executive Officer)